UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 15, 2010

Constitution Mining Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-49725	88-0455809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Pasaje Mártir Olaya 129, Oficina 1203, Centro Empresarial José Pardo Torre A, Miraflores, Lima, Perú
(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:  +51-1-446-6807
________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03  Material Modifications to Rights of Security Holders.

The Company previously sold units to certain accredited investors.  The units were comprised of one share of common stock and one warrant to purchase one share of common stock and were sold in various private offerings made in reliance on exemptions provided in the Securities Act of 1933, as amended (the “Unit Sales”).  The warrants acquired pursuant to the Unit Sales (the “Warrants”) have varying exercise prices and expiration dates, as reflected in the chart below. On November 15, 2010, the Company agreed to extend the expiration date of each of the Warrants by one year, as set forth in the chart below.

No. of Warrants	Exercise Price per share	Original Expiration Date	Extended Expiration Date
7,849,237	$1.00	December 1, 2010	December 1, 2011
3,668,927	$0.70	July 9, 2011	July 9, 2012
923,428	$0.70	September 2, 2011	September 2, 2012
5,350,097	$0.80	September 29, 2011	September 29, 2012

The issuance of the Warrants have been previously disclosed in the Company’s period reports.  A form of the letter and press release confirming the extension of the Warrants is included respectively as Exhibit 4.1 and Exhibit 99.1 to this report.

Item 9.01     Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

4.1	Letter regarding extension of Warrant expiration date.

99.1	Press Release of CMIN dated November 15, 2010.

SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Constitution Mining Corp.

/s/         Michael Stocker
Name:  Michael Stocker
Title:    Chief Executive Officer
Date:    November 19, 2010

EXHIBIT INDEX

Exhibit No.	Description

4.1	Letter regarding extension of Warrant expiration date.

99.1	Press Release of CMIN dated November 15, 2010.